SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      __________________________________

                                  FORM 8-K/A
                                  __________

                                Amendment No. 3
                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                      __________________________________

Date of Report March 19, 1996                     Commission file number 1-8459
               ______________                                            ______

                             New Plan Realty Trust
                             _____________________
              (Exact name of registrant as specified in charter)
      Massachusetts                                        13-1995781
 ______________________                        _______________________________
(State of Incorporation)                      (IRS Employer Identification No.)

             1120 Avenue of the Americas, New York, New York 10036
             _____________________________________________________
                   (Address of principal executive offices)

                                 (212) 869-3000
                         _____________________________
                        (Registrant's telephone number)

     The undersigned registrant hereby amends its Current Report on Form 8-K, dated October 20, 1995, and the Form 8-K/A - Amendment No. 1, dated November 9, 1995 and the Form 8-K/A - Amendment No. 2, dated December 22, 1996, by (i) deleting item 2 and inserting item 5 in lieu thereof, and (ii) amending Item 7.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   NEW PLAN REALTY TRUST
                                        (Registrant)

                                   By:/s/ Michael I. Brown

                                      ________________________________________
                                          Michael I. Brown
                                          Chief Financial Officer, Controller

Dated:  March 19, 1996

Item 5.   Other Events

          New Plan Realty Trust (the "Trust") entered into a contract, as amended, to purchase the seven shopping centers listed below (the "Properties"). The acquisition of the Properties occurred on December 11, 1995. The aggregate purchase price of the Properties was approximately $106.6 million, payable (i) $85.1 million in cash, a portion of which was obtained from the Trust's November 1995 public offering of 4,060,000 shares of beneficial interest, and (ii) $21.5 million by assuming an existing mortgage. The Trust's previously filed Form 8-K/A - Amendment No. 2 included an additional property, Westland Crossing, which was not purchased by the Trust.

     Delta Center, Lansing, MI
     The Property consists of approximately 174,000 square feet of gross leasable area on approximately 16 acres. The Property is 90% occupied. The principal tenants are: Pet Food, TJ Maxx, and Kids 'R Us.
     The Seller is: Dean Witter Realty Income Partnership III, L.P.

     Farmington Crossing, Farmington, MI
     The Property consists of approximately 84,000 square feet of gross leasable area on approximately 18 acres. The Property is 93% occupied. The principal tenants are: Farmer Jack and Perry Drug.
     The Seller is: Farmington/Nine Mile Associates

     Fashion Corners, Saginaw, MI
     The Property consists of approximately 189,000 square feet of gross leasable area on approximately 15 acres. The Property is 77% occupied. The principal tenants are: Best Products, Best Buy, and Kids 'R Us. The Seller is: Dean Witter Realty Income Partnership III, L.P.

     Hall Road Crossing, Shelby, MI
     The Property consists of approximately 176,000 square feet of gross leasable area on approximately 27 acres. The Property is 93% occupied. The principal tenants are: Michaels, Pet Food, TJ Maxx, Kids 'R Us, and Gander Mountain.
     The Seller is: Dean Witter Escrow Partnership III, L.P.

     Hampton Village Centre, Rochester Hills, MI
     The Property consists of approximately 460,000 square feet of gross leasable area on approximately 91 acres. The Property is 96% occupied. The principal tenants are: Farmer Jack, TJ Maxx, Dunham's, Office Max, Builders Square, Star Theatre, Michaels, and Barnes & Noble.
     The Seller is: Hampton Crossing Associates

     Midway Crossing, Elyria, OH
     The Property consists of approximately 139,000 square feet of gross leasable area on approximately 15 acres. The Property is 100% occupied. The principal tenants are: Dunham's, TJ Maxx, and US Merchandise.
     The Seller is: Midway Crossing Limited Partnership

     Wallkill Plaza, Middletown, NY
     The Property consists of approximately 203,000 square feet of gross leasable area on approximately 24 acres. The Property is 89% occupied. The principal tenants are: Shop-Rite, Bradlee's and Rite-Aid.
     The Seller is: Dean Witter Realty Income Partnership II, L.P.
     Bradlee's recently filed a petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code. The purchase contract for the acquisition provides that if the Bradlee's lease is rejected in bankruptcy, the aggregate purchase price for the acquisition will be reduced by $1.2 million.

     Audited statements of revenue and certain operating expenses for the year ended July 31, 1995 and pro forma financial information reflecting the acquisition of the Properties are included in this 8-K/A - Amendment No. 3.

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.

          (a) and (b)    Financial Statements of Businesses Acquired and Pro
                         Forma Financial Information

          1. Report of Eichler, Bergsman & Co., LLP, Independent Certified Public Accountants, dated December 15, 1995.

          2. Certain properties acquired - Historical summary of revenues and certain operating expenses for the year ended July 31, 1995.

          3. In addition, the following pro forma financial information is provided to reflect all Properties acquired:

               (i) New Plan Realty Trust and Subsidiaries - Information Pursuant to Rule 3-14 of Regulation S-X.

               (ii) New Plan Realty Trust and Subsidiaries - Pro forma
                    condensed consolidated financial statements (unaudited):

                    (a) Pro forma condensed consolidated statements of income for the year ended July 31, 1995 and the six months ended January 31, 1996.

                    (b) Condensed consolidated balance sheet as of January 31, 1996.

                    (c) Notes to pro forma condensed consolidated financial statements.

     c.   Exhibits

          Included herewith is Exhibit No. 23, the Consent of the Independent Public Accountants.

New Plan Realty Trust
1120 Avenue of the Americas
New York, NY 10036

                         INDEPENDENT AUDITORS' REPORT

We have audited the accompanying Historical Summary of Revenues and Certain Operating Expenses of Wallkill Plaza, Midway Crossing, Delta Center, Fashion Corners, Farmington Crossroads, Hall Road Crossing, and Hampton Village Centre (the "Properties") for the year ended July 31, 1995. This Historical Summary is the responsibility of New Plan Realty Trust's management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and its use for any other purpose may be inappropriate. Accordingly, as described in the Note to the Historical Summary, the statement excludes interest, depreciation, and general and administrative expenses for the period examined, and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses (exclusive of interest, depreciation and general and administrative expenses) in conformity with generally accepted accounting principles.


Eichler, Bergsman & Co., LLP
New York, New York
December 15, 1995

                          CERTAIN PROPERTIES ACQUIRED
         HISTORICAL SUMMARY OF REVENUES AND CERTAIN OPERATING EXPENSES
                       FOR THE YEAR ENDED JULY 31, 1995
                                (In Thousands)




Rental Income                                     $16,090

     Repairs and maintenance          $2,067
     Real estate taxes                              2,253
     Other operating expenses            468
                                      ______
                                                    4,788
                                                  _______

Excess of revenues over
  certain operating expenses                      $11,302
                                                  =======




NOTE:

The Historical Summary of Revenues and Certain Operating Expenses relates to the operations of Wallkill Plaza, Midway Crossing, Delta Center, Fashion Corners, Farmington Crossroads, Hall Road Crossing, and Hampton Village Centre (the "Properties") while under ownership previous to New Plan Realty Trust. All of the Properties are shopping centers.

The summary has been prepared on the accrual method of accounting. Operating expenses include maintenance and repair expenses, utilities, real estate taxes, insurance and certain other expenses. In accordance with the regulations of the Securities and Exchange Commission, mortgage interest expense, depreciation, and general and administrative costs have been excluded from operating expenses, as they are dependent upon a particular owner, purchase price or financial arrangement.

Minimum future rentals for the years ended July 31 under existing commercial operating leases at the shopping centers being reported on are approximately as follows (in thousands):

             1996 - $10,933            1999 -  $8,085
             1997 -   9,570            2000 -   7,163
             1998 -   8,602      thereafter -  43,955

The above assumes that all leases which expire are not renewed, therefore neither renewal rentals nor rentals from replacement tenants are included.

Minimum future rentals do not include contingent rentals which may be received under certain leases on the basis of percentage of reported tenants' sales volumes, increases in Consumer Price Indices, common area maintenance charges and real estate tax reimbursement.

                    NEW PLAN REALTY TRUST AND SUBSIDIARIES
              INFORMATION PURSUANT TO RULE 3-14 OF REGULATION S-X

Part I    MANAGEMENT ASSESSMENT

     Management's assessment of the Properties prior to acquisition includes, but is not limited to, the quality of the tenant base, regional demographics, the competitive environment, operating expenses and local property taxes. In addition, the physical aspect of the Properties, location, condition and quality of design and construction are evaluated. Management also always conducts Phase I environmental tests. All factors, when viewed in their entirety, have met management's acquisition criteria. Management is not aware of any material factors relating to the acquisition other than those discussed above.

Part II ESTIMATES OF TAXABLE OPERATING INCOME AND FUNDS GENERATED FROM CERTAIN PROPERTIES ACQUIRED (UNAUDITED)

a. The following presents an estimate of taxable net income and funds generated from the operation of the acquired Properties for the year ended July 31, 1995 based on the Historical Summary of Revenues and Certain Operating Expenses. These estimated results do not purport to present expected results of operations for the Properties in the future and were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

Estimates of taxable operating income (In Thousands)
_______________________

Operating income before depreciation expense                  $ 11,302

Less:

Estimated depreciation                                           2,132
                                                              ________
Estimated taxable operating income                            $  9,170
                                                              ========

Estimates of funds generated:
_______________________
Estimated taxable operating income                             $ 9,170

Add:  Estimated depreciation                                     2,132
                                                              ________
Estimate of funds generated                                   $ 11,302
                                                              ========

_______________________

b. Estimated taxable income for New Plan Realty Trust (including the Properties) for the year ended July 31, 1995 is approximately the same as Pro Forma net income and Revised Pro Forma net income reported on the Pro Forma Condensed Statement of Income (Unaudited).

                    NEW PLAN REALTY TRUST AND SUBSIDIARIES
      NOTES TO ESTIMATES OF TAXABLE OPERATING INCOME AND FUNDS GENERATED
                       FROM CERTAIN PROPERTIES ACQUIRED
                                  (UNAUDITED)



Basis of Presentation

     1. Estimated depreciation was based upon an allocation of the purchase price to land (20%) and building (80%) with the depreciation being taken over a 40 year life using the straight line method.

     2. No income taxes have been provided because New Plan Realty Trust is taxed as a real estate investment trust under the provisions of the Internal Revenue Code. Accordingly, the Trust does not pay Federal income tax whenever income distributed to shareholders is equal to at least 95% of real estate investment trust taxable income and certain other conditions are met.

                    NEW PLAN REALTY TRUST AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following unaudited condensed consolidated balance sheet as of January 31, 1996 reflects the acquisition of the Properties.

     The pro forma condensed consolidated statements of income for the year ended July 31, 1995 and the six months ended January 31, 1996 reflect the acquisition of the Properties as if the transaction had occurred on August 1, 1994. This pro forma information is based on the historical statements of the Trust after giving effect to the acquisition of the Properties.

     The acquisition cost of approximately $106.6 million was financed by the assumption of a mortgage of $21.5 million, the proceeds from a public offering of shares of beneficial interest registered under a shelf registration statement and for which a prospectus supplement has been filed, and cash on hand.

     The unaudited pro forma condensed consolidated financial statements have been prepared by New Plan Realty Trust management. The unaudited pro forma condensed consolidated statements of income may not be indicative of the results that would have actually occurred had the acquisition been made on the date indicated. Also, it may not be indicative of the results that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with New Plan Realty Trust's audited consolidated financial statements as of July 31, 1995 and for the year then ended and the accompanying notes (which are contained in the Trust's Form 10-K for the year ended July 31, 1995) and its unaudited consolidated financial statements as of January 31, 1996 and for the six months then ended (which are contained in the Trust's Form 10-Q for the period ended January 31, 1996) and the accompanying notes.

                    NEW PLAN REALTY TRUST AND SUBSIDIARIES
       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                           YEAR ENDED JULY 31, 1995

                  (In thousands except for per share amounts)

                                      HISTORICAL    PRO FORMA
                        AS REPORTED   ACQUISITION   ADJUSTMENTS      PRO FORMA
                        ___________   ___________   ___________      _________

Rental Revenues           $126,448      $16,090                       $142,538
Interest And Dividends       4,128                      (155)  (2,3)     3,973

                           130,576       16,090         (155)          146,511
Operating Expenses          43,343        4,788                         48,131
Depreciation Expense        15,055                     2,132   (2,4)    17,187
Interest Expense             7,174                     2,016   (2,3)     9,190
                        _______________________________________       ________
                            65,004       11,302       (4,303)           72,003
Other Deductions             2,516                                       2,516
Other Income                   228                                         228
                        _______________________________________       ________
Net Income                 $62,716       11,302       (4,303)           69,715
                        =======================================       ========



Net Income Per Share         $1.19                                       $1.22
Average Shares Outstanding  52,894                     4,060            56,954


See Accompanying Notes To Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                    NEW PLAN REALTY TRUST AND SUBSIDIARIES
       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                       SIX MONTHS ENDED JANUARY 31, 1996

                  (In thousands except for per share amounts)


                                      HISTORICAL    PRO FORMA
                        AS REPORTED   ACQUISITION   ADJUSTMENTS      PRO FORMA
                        ___________   ___________   ___________      _________

Rental Revenues            $76,398       $8,045       (2,005)  (2)     $82,438
Interest And Dividends       2,920                       (78)  (2,3)     2,842
                        _______________________________________       ________
                            79,318        8,045       (2,083)           85,280
Operating Expenses          26,619        2,394         (546)  (2)      28,467
Depreciation Expense         9,302                       969   (2,4)    10,271
Interest Expense             8,456                       651   (2,3)     9,107
                        _______________________________________       ________

                            34,941        5,651       (3,157)           37,435
Other Deductions             1,438                                       1,438
Other Income                   783                                         783
                        _______________________________________       ________

Net Income                 $34,286        5,651       (3,157)           36,780
                        =======================================       ========


Net Income Per Share          $.62                                        $.64
Average Shares Outstanding  55,131                     2,323            57,454


See Accompanying Notes To Pro Forma Condensed Consolidated Financial Statements (Unaudited)

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
             CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                          AS OF JANUARY 31, 1996
                              (In Thousands)




                                            AS REPORTED(1)
                                            ___________

ASSETS:

  REAL ESTATE                                 $828,847
  CASH, CASH EQUIVALENTS,
   MARKETABLE SECURITIES AND
   OTHER INVESTMENTS                            30,158
  OTHER                                         43,474
                                              ________
    TOTAL ASSETS                              $902,479
                                              ========
LIABILITIES:

  MORTGAGES PAYABLE                           $ 44,939
  NOTES PAYABLE                                179,422
  OTHER LIABILITIES                             22,220
                                              ________
                                               246,581
SHAREHOLDERS' EQUITY                           655,898
                                              ________

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                          $902,479
                                              ========


SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                  NEW PLAN REALTY TRUST AND SUBSIDIARIES
                NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     FINANCIAL STATEMENTS (UNAUDITED)


1. Includes the acquisition of the Properties for cash obtained from the issuance by the Trust of 4,060,000 shares of beneficial interest at a price of $20.00 per share, net of offering costs (based on an offering price of $21.25 per share (the closing price of the shares of beneficial interest on the New York Stock Exchange on November 8,
    1995)), pursuant to the Trust's Shelf Registration Statement on Form S-3, as amended (Registration No. 33-61383), the assumption of existing debt in connection with the purchase of a Property, and cash on hand. Accordingly, no pro forma adjustments are required.

2. Pro Forma Adjustments to the unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended July 31, 1995 and the six months ended January 31, 1996 include adjustments to rental revenue and interest income and operating, interest and depreciation expense to reflect the acquisition of the Properties as if they had been acquired on August 1, 1994. (See Notes 4 and 5.)

3. Pro Forma Adjustments to the unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended July 31, 1995 and for the six months ended January 31, 1996 include interest expense relating to the mortgages being used to finance a portion of the purchase price and a reduction in interest income due to the use of cash on hand. The interest rate used for calculating the interest expense was 9.375%, representing the interest rate on the mortgage. The interest rate used for calculating the reduction in interest income was 4%, representing the average rate of interest earned on the Trust's cash balances.

4. Estimated depreciation was based upon an allocation of the purchase price to land (20%) and building (80%) with the depreciation being taken over a 40 year life using the straight line method.

                               EXHIBIT INDEX



Exhibit Number                       Description                       Page
______________                       ___________                       ____

     23                  Consent of Independent Accountants

                                                                 EXHIBIT 23

                    CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in the registration statements of New Plan Realty Trust on Forms S-3 (File Nos. 33-58596, 33-61383 and 33-60315) and on Forms S-8 (33-57946 and 33-59077) of our report dated December 15, 1995, on our audit of the Historical Summary of Revenues and Certain Operating Expenses of certain properties acquired by New Plan Realty Trust (the "Trust") for the year ended July 31, 1995, which is included in this Form 8-K/A - Amendment No. 3 of the Trust dated March 19, 1996.



                                       EICHLER, BERGSMAN & CO., LLP


New York, New York
March 19, 1996